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                                                                   Exhibit 23.03



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated May 9, 1997, covering the audited financial statements of AimTech Corporation and Subsidiaries as of December 31, 1996 and for the year then ended, included in Asymetrix Learning Systems, Inc.'s Registration Statement (File No. 333-49037) and to all references to our Firm included in or made a part of this Registration Statement.



                                       /S/ ARTHUR ANDERSEN LLP

                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 2, 1998